UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2022

Landos Biopharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39971	81-5085535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Kraft Drive, Suite 216 Blacksburg, Virginia	24060
(Address of Principal Executive Offices)	(Zip Code)

(540) 218-2232

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	LABP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 8, 2022, the board of directors (the “Board”) of Landos Biopharma, Inc. (the “Company”) appointed Roger Adsett to serve as a director of the Company. Mr. Adsett will serve as a Class III director whose term will expire at the 2024 Annual Meeting, at which time he will stand for election by the Company’s stockholders. Mr. Adsett was also appointed to serve on the Audit Committee.

There is no arrangement or understanding between Mr. Adsett and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Mr. Adsett and any of the Company’s other directors or executive officers. The Company is not aware of any transaction involving Mr. Adsett requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Adsett, age 53, has served as Chief Operating Officer at Insmed Incorporated since November 2019. From September 2016 to November 2019, he served as Chief Commercial Officer at Insmed Incorporated. Mr. Adsett holds a B.A. in English and Economics from Bucknell University and an M.B.A from The Wharton School at the University of Pennsylvania.

In accordance with the Company’s Non-Employee Director Compensation Policy, upon commencement of his service as a director on March 8, 2022, Mr. Adsett was granted an initial option grant (the “Initial Grant”) under the Company’s 2019 Equity Incentive Plan (the “Plan”) to purchase 36,000 shares of the Company’s common stock at an exercise price of $1.47 per share, which will vest in equal monthly installments over a three-year period such that the option is fully vested on the third anniversary of the date of grant, subject to Mr. Adsett’s continuous service through such vesting dates. At each annual meeting of stockholders following which Mr. Adsett will continue service as a director, Mr. Adsett will also be entitled to receive an additional option grant to purchase 18,000 shares of the Company’s common stock (the “Annual Grant”), which will vest upon the one-year anniversary of the date of grant, subject to Mr. Adsett’s continuous service through such vesting date. For 2022, Mr. Adsett’s Annual Grant will be pro-rated based on time served as a director through the date of the Annual Meeting. Additionally, Mr. Adsett will be entitled to receive a $45,000 annual retainer, payable quarterly in arrears, for his service on the Board, and a $10,000 annual retainer, payable quarterly in arrears, for his service on the Audit Committee. Mr. Adsett has also entered into the Company’s standard form of indemnification agreement.

Item 7.01	Regulation FD Disclosure.

On March 10, 2022, the Company issued a press release announcing the appointment of Mr. Adsett to the Board. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release, dated March 10, 2022, entitled “Landos Biopharma Appoints Roger Adsett to its Board of Directors.”

104	The cover page from Landos Biopharma, Inc.’s Form 8-K filed on March 10, 2022, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landos Biopharma, Inc.

Dated: March 10, 2022	By:	/s/ Tim M. Mayleben
Tim M. Mayleben
President and Chief Executive Officer